UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUILA FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

URGENT ACTION NEEDED PLEASE VOTE TODAY!

CONTROL #

Dear Shareholder:

As a valued shareholder of Aquila High Income Fund (the “Fund”), I wanted to bring an important matter to your attention. On August 29, 2024, we have a special meeting scheduled for the Fund and your participation is crucial so that the reorganization can occur.

To avoid further communications, we urge you to take the time to vote your shares today using one of the options below. Your vote is very important no matter how many shares you currently own or previously owned with the Fund.

Voting is quick and easy. Please take a moment to vote now.

Internet voting – visit http://www.proxypush.com/AFT and refer to the Control Number listed above.

OR

Speak with a live representative - Call 1-888-734-2670 (toll free) Monday through Friday between 9:00 a.m. and 11:00 p.m. EDT or Saturday between 9:00 a.m. and 6:00 p.m. EDT.

**Please be sure to have your control number above in hand when calling**

Details of the special meeting are described in the proxy statement/prospectus which was previously distributed to shareholders and is available online at www.proxydocs.com/AFT. Please read the proxy statement/prospectus carefully before making any decision to approve the proposals.

Thank you,

Diana P. Herrmann

President and CEO Aquila Investment Management LLC

URGENT ACTION NEEDED PLEASE VOTE TODAY!

CONTROL #

Dear Shareholder:

As a valued shareholder of Aquila Opportunity Growth Fund (the “Fund”), I wanted to bring an important matter to your attention. On August 29, 2024, we have a special meeting scheduled for the Fund and your participation is crucial so that the reorganization can occur.

To avoid further communications, we urge you to take the time to vote your shares today using one of the options below. Your vote is very important no matter how many shares you currently own or previously owned with the Fund.

Voting is quick and easy. Please take a moment to vote now.

Internet voting – visit http://www.proxypush.com/AFT and refer to the Control Number listed above.

OR

Speak with a live representative - Call 1-888-734-2670 (toll free) Monday through Friday between 9:00 a.m. and 11:00 p.m. EDT or Saturday between 9:00 a.m. and 6:00 p.m. EDT.

**Please be sure to have your control number above in hand when calling**

Details of the special meeting are described in the proxy statement/prospectus which was previously distributed to shareholders and is available online at www.proxydocs.com/AFT. Please read the proxy statement/prospectus carefully before making any decision to approve the proposals.

Thank you,

Diana P. Herrmann

President and CEO Aquila Investment Management LLC